                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]        Preliminary Proxy Statement
[_]        Confidential, for Use of the
           Commission Only (as permitted by
           Rule 14a-6(e)(2))
|X|        Definitive Proxy Statement
[_]        Definitive Additional Materials
[_]        Soliciting Material Under Rule 14a-12

             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED

                              --------------------
                (Name of Registrant as Specified In Its Charter)

                              --------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:

[_]     Fee paid previously with preliminary materials.
[_]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

            SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
                   SECURITY CAPITAL U.S. REAL ESTATE SHARES
             11 South LaSalle Street, 2nd Floor, Chicago, IL 60603
                                (312) 345-5800

                   Notice of Special Meeting of Shareholders

                          To Be Held January 16, 2004

   Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Security Capital U.S. Real Estate Shares (the "Fund"), a series of Security Capital Real Estate Mutual Funds Incorporated, a Maryland Corporation (the "Company"), will be held at 11 South LaSalle Street, 2nd Floor, Chicago, IL 60603, on January 16, 2004 at 10 a.m. Central Standard time, for the following purposes:

    1. For the Fund to approve or disapprove a new investment advisory agreement between Security Capital Research & Management Incorporated (the "Manager") and the Company on behalf of the Fund; and

    2. To transact such other business as may properly come before the Meeting, or any adjournments thereof.

   Shareholders are being asked to vote on Proposal 1 because the Manager's parent company, GECIA Holdings, Inc. ("GECIA"), a wholly-owned indirect subsidiary of General Electric Company, has entered into an agreement with Banc One Investment Advisors Corporation ("BOIA"), a wholly-owned indirect subsidiary of Bank One Corporation, pursuant to which GECIA has agreed to sell to BOIA all the shares of common stock of the Manager. The consummation of this sale will cause the automatic termination of existing advisory agreement between the Manager and the Company pursuant to its terms. The Board of Directors of the Company unanimously recommends that Shareholders of the Fund vote their shares in favor of Proposal 1 above.

   Shareholders of record of the Fund as of the close of business on October 29, 2003 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, management would greatly appreciate your filling in, signing and returning the enclosed proxy card promptly in the envelope provided for that purpose. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy card no matter how large or small your holdings may be.

   In the event that the necessary quorum to transact business or the vote required to approve or reject Proposal 1 is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, to permit further solicitation. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote in favor of Proposal 1 and will vote against any such adjournment those shares which they are entitled to vote against that Proposal.

                                          By Order of the Board of Directors,

                                          Scott Richter,
                                          Secretary

November 24, 2003

            SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
                   SECURITY CAPITAL U.S. REAL ESTATE SHARES
             11 South LaSalle Street, 2nd Floor, Chicago, IL 60603

                        Special Meeting of Shareholders

                          To Be Held January 16, 2004

   This Proxy Statement is being furnished to the shareholders ("Shareholders") of Security Capital U.S. Real Estate Shares ("SC-US" or the "Fund"), a series of Security Capital Real Estate Mutual Funds Incorporated (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxy votes to be voted at a special meeting of Shareholders (the "Meeting") of the Fund to be held at 11 South LaSalle Street, 2nd Floor, Chicago, Illinois, 60603, at 10 a.m. Central Standard time, on January 16, 2004, or any adjournments thereof. It is expected that the mailing of this Proxy Statement will be made on or about November 24, 2003.

   If the enclosed proxy card is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy card in accordance with the instructions marked thereon. Unmarked proxy cards will be voted in favor of Proposal 1 set forth in the attached Notice of Special Meeting of Shareholders. A proxy card may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Company, execution and delivery of a later dated proxy card to the Secretary of the Company (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a vote. Please be advised that the deadline for revoking your proxy by telephone is 3:00 p.m. Central Standard time on the last business day before the meeting.

   All expenses relating to the Meeting will be borne by Security Capital Research & Management Incorporated (the "Manager"). None of the expenses relating to the Meeting will be borne by the Fund. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitor ("Georgeson Shareholder"), to assist in the solicitation of proxy cards primarily by contacting Shareholders by telephone and facsimile. By contract with the Manager, Georgeson Shareholder, among other things, will be: (i) required to maintain the confidentiality of all shareholder information; (ii) prohibited from selling or otherwise disclosing to any third party shareholder information; and (iii) required to comply with applicable state telemarketing laws. The cost of such proxy solicitor is expected to be approximately $13,000. The cost of such proxy solicitor will be deemed an expense of the Meeting.

   Shareholders may be called to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Shareholders' identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. Shareholders voting by telephone would be asked for their social security number or other identifying information and would be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the Shareholders' instructions have been recorded correctly, they will receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Although a Shareholder's vote may be taken by telephone, each Shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card.

   Shareholders may also vote their shares by telephone. Shareholders must enter a unique control number found on the enclosed proxy card before providing voting instructions by telephone. After a Shareholder provides his or her voting instructions, those instructions are read back to the Shareholder and the Shareholder must confirm his or her voting instructions before disconnecting the telephone call. To vote shares via telephone, Shareholders should (i) locate the enclosed proxy card, (ii) call Georgeson Shareholder at the number indicated on the proxy card on a touchtone phone, (iii) enter the control number located on their proxy card and (iv) follow the recorded instructions. Please be advised that the deadline for voting by telephone is 3 p.m. Central Standard time on the last business day before the meeting.

   Shares Outstanding and Entitled to Vote. The Board has fixed the close of business on October 29, 2003 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of, and to vote at, the Meeting. The table below sets forth the number of shares outstanding and entitled to be voted for the Fund as of the Record Date. Each share is entitled to one vote. Fractional shares will be eligible to vote proportionately to the respective fraction of a whole share represented thereby.

                                                    Number of Shares
                                                    Outstanding as of
                                                    October 29, 2003
           Name of Fund:                              (Record Date)
           -------------                            -----------------
           Security Capital U.S. Real Estate Shares  20,151,147.681

   As of October 29, 2003, the following shareholder was known to own beneficially 5% or more of the outstanding shares of SC-US: SC REALTY Incorporated, 292 Long Ridge Road, Stamford, Connecticut 06927, owned approximately 6.66% (1,342,243.941 shares). As of October 29, 2003, the Directors and the officers of the Company, individually and as a group, beneficially owned less than 1% of the outstanding shares of SC-US.

   The percentage ownership of shares of the Fund changes from time to time depending on purchases and redemptions by Shareholders and the total number of shares outstanding.

PROPOSAL 1: APPROVAL OR DISAPPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

   Background. The Fund has entered into an investment advisory agreement dated March 7, 2002 (the "Current Advisory Agreement") with the Manager, the business address of which is 11 South LaSalle Street, 2nd Floor, Chicago, Illinois 60603. The Manager also serves as the Fund's administrator under a fund accounting and administration agreement with the Company (the "Administration Agreement"). In accordance with the Administration Agreement, the Manager has caused the Company to retain State Street Bank and Trust Company as sub-administrator (the "Sub-Administrator"), the business address of which is 225 Franklin Street, Boston, Massachusetts 02101. The distributor of the Fund is SC-R&M Capital Markets Incorporated ("Distributor"), the business address of which is 11 South LaSalle Street, 2nd Floor, Chicago, Illinois 60603. The Distributor is a wholly-owned subsidiary of the Manager.

   On September 16, 2003, GECIA Holdings, Inc. ("GECIA"), the owner of all of the outstanding common stock of the Manager, entered into a Purchase Agreement (the "Purchase Agreement") with Banc One Investment Advisors Corporation ("BOIA"). Pursuant to the Purchase Agreement, and subject to the terms and conditions contained therein, GECIA has agreed to sell to BOIA all the shares of common stock of the Manager (the "Transaction"). In general, GECIA and its affiliates elected to pursue the sale of the Manager following a review that included an evaluation of the Fund's future growth, client services and other strategic considerations under its current ownership. GECIA is a wholly-owned subsidiary of General Electric Capital Services, Inc. ("GECS"), which is a wholly-owned subsidiary of General Electric Company ("GE"). The business address of GECIA is 292 Long Ridge Road, Stamford, Connecticut 06927. The business address of GECS is 260 Long Ridge Road, Stamford, Connecticut 06927. The business address of GE is 3135 Easton Turnpike, Fairfield, Connecticut 06431.

   On the closing date of the transaction (the "Closing Date"), which is expected to occur not earlier than November 22, 2003, the Manager will become a wholly-owned subsidiary of BOIA. There is no assurance that the Transaction will be completed. BOIA is a wholly-owned subsidiary of Bank One, N.A Bank One, N.A. is a wholly-owned subsidiary of Bank One Corporation ("Bank One"), a bank holding company. The business address of BOIA is 1111 Polaris Parkway, P.O. Box 710211, Columbus, Ohio 43271-0211. The business address of Bank One, N.A. is 100 E. Broad Street, Columbus, Ohio 43215. The business address of Bank One is 1 Bank One Plaza, Chicago, IL 60670.

   The Current Advisory Agreement, as required by Section 15 of the Investment Company Act of 1940 ("1940 Act"), as amended, provides for its automatic termination in the event of its assignment. Any change in control of the Manager, such as the consummation of the Transaction, is deemed to be an assignment. Thus, the consummation of the Transaction will cause the Manager to undergo a change in control and will cause the automatic termination of the Current Advisory Agreement. On September 15, 2003, the Board of Directors approved the Company's entering into a new investment advisory agreement with the Manager (the "New Advisory Agreement") with respect to the Fund, subject to the consummation of the Transaction and the approval of the Fund's Shareholders. In this regard, the Purchase Agreement is not conditioned upon shareholder approval of the New Advisory Agreement. Provided that such approval is obtained, the Manager does not anticipate that the Transaction will have any adverse effect on the performance of its obligations under the New Advisory Agreement.

   As more fully explained below, the Board of Directors, including all of the Directors who are not parties to the Current Advisory Agreement or the New Advisory Agreement, or interested persons of any such party (the "Independent Directors"), recommends that the Shareholders of the Fund approve the New Advisory Agreement between the Manager and the Company.

   Approval of the New Advisory Agreement. The Board met in person on September 15, 2003 for the purpose of considering whether it would be in the best interests of the Fund and its Shareholders to approve the New Advisory Agreement between the Manager and the Company. At its meeting and for the reasons discussed below (see "The Board's Considerations"), the Board, including all of the Independent Directors, by unanimous vote, approved the New Advisory Agreement and recommended its approval by the Shareholders, in order to assure continuity of investment advisory services to the Fund after the Transaction is consummated. The New Advisory Agreement is substantially identical to the form attached hereto as Exhibit A.

   The terms of the New Advisory Agreement, including fees payable to the Manager by the Fund thereunder, are identical, in all material respects, to those of the corresponding Current Advisory Agreement, except for the dates of effectiveness and termination. There is no change in the fees payable by the Fund. The terms of the Current Advisory Agreement are described below. If approved by Shareholders, the New Advisory Agreement will become effective on or about the Closing Date or the date of the Meeting, whichever occurs later, and will expire on September 15, 2005. Thereafter, the New Advisory Agreement will continue in effect from year to year if such continuance is approved by the Board or by a majority of the outstanding voting securities (as defined below) of the Fund, and, in either event, by a vote, cast in person, of a majority of the Independent Directors.

   The Current Advisory Agreement. The Current Advisory Agreement provides that the Manager shall provide management, investment and advisory services for the Fund and manage the investment and reinvestment of the Fund's assets, including, but not limited to, placing the purchase and sale orders for the Fund's portfolio securities transactions. The Manager pays the fees and expenses associated with the printing and mailing of the Fund's prospectus and statement of additional information, and any other sales literature, to parties other than existing shareholders. Under the Current Advisory Agreement, the Company assumes the obligation for payment of all of the Fund's other expenses, including: (a) payment of the Manager's fees; (b) charges and expenses of the Fund's administrator, custodian, transfer and dividend disbursing agent; (c) fees of the Independent Directors; (d) legal and auditing expenses; (e) compensation of the Company's officers, Directors and employees who do not devote any part of their time to the Manager's affairs or the affairs of the Manager's affiliates other than the Fund; (f) costs of printing the Fund's prospectuses and shareholder reports; (g) costs of proxy solicitation (except that none of the expenses relating to this proxy solicitation will be borne by the Fund); (h) costs of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and
(l) upon the approval of the Board of Directors, costs of the Manager's personnel or the Manager's affiliates rendering clerical, accounting and other officer services.

   In return for the services it renders under the Current Advisory Agreement, the Manager is paid a fee monthly at the annualized rate shown in the table below.

                                              Management Fee          Management Fees Paid     Approx. Net Assets
                                         (as a % of average daily During the Fiscal Year Ended of the Fund as of
Fund Name                                net assets of the Fund)       December 31, 2002       September 30, 2003
---------                                ------------------------ ---------------------------- ------------------
Security Capital U.S. Real Estate Shares           0.60%                   $1,213,922             $268,917,197

   For its services provided to SC-US under the Administration Agreement, the Manager received $40,464 for the fiscal year ended December 31, 2002. For distribution activities in connection with the sale of shares and services necessary for the maintenance of shareholder accounts, the Distributor's predecessor received $505,801 from SC-US as compensation for the fiscal year ended December 31, 2002 under a Distribution and Service Plan (the "12b-1 Plan") adopted by the Company. The services described in this paragraph will continue to be provided after the New Advisory Agreement is approved.

   The Current Advisory Agreement provides that the Manager shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the Manager against any liability to the Company or to its security holders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Current Advisory Agreement, or by reason of its reckless disregard of its obligations or duties thereunder.

   The Current Advisory Agreement may be terminated at any time by the Fund or by the Manager, without penalty, upon 60 days' written notice to the other party. Termination by the Fund must be approved by the vote of a majority of the outstanding voting securities of the Fund or by the vote of a majority of the Directors. The Current Advisory Agreement was last approved by the Board on March 7, 2002.

   The Current Advisory Agreement was last approved by SC-US's shareholders on September 6, 2002 in connection with a former change of control of the Manager. The former parent company of the Manager, Security Capital Group Incorporated ("Security Capital"), had entered into an Agreement and Plan of Merger with General Electric Capital Corporation ("GE Capital") and EB Acquisition Corp., an indirect, wholly-owned subsidiary of GE Capital (the "Merger Sub"), pursuant to which, on May 14, 2002, the Merger Sub merged with and into Security Capital (the "Merger"), with Security Capital surviving the Merger as an indirect wholly-owned subsidiary of GE Capital. All of the outstanding common stock of GE Capital is owned by GECS. Thus, the consummation of the Merger on May 14, 2002 caused the Manager to undergo a change in control and caused the automatic termination of the investment advisory agreement then in effect. Pursuant to a subsequent transaction, the Manager became a wholly-owned subsidiary of GECIA.

   The Board's Considerations. In determining whether to approve the New Advisory Agreement, the Board, at its September 15, 2003 meeting, evaluated the implications of the Transaction for the Manager and its ability to continue to provide services to the Fund of substantially the same scope and quality as are currently provided.

   Litigation involving BOIA. On September 3, 2003, Elliot Spitzer, the Attorney General of the State of New York, filed and simultaneously settled a complaint (the "Canary Complaint") against Canary Capital Partners LLC, et al. (collectively, "Canary"). The Canary Complaint alleged, among other things, that BOIA permitted Canary to engage in inappropriate market timing transactions with certain mutual funds managed by BOIA. Since the filing of the Canary Complaint, numerous class action lawsuits have been filed in various jurisdictions alleging, among other things, that BOIA violated various provisions of the federal securities laws, the Investment Advisors Act and the Racketeer Influenced and Corrupt Organizations Act. Plaintiffs in these suits are seeking, among other things, injunctive and declaratory relief, compensatory and punitive damages, disgorgement of profits and the payment of attorneys' and experts' fees. Additional lawsuits presenting allegations and requests for relief arising out of or in connection with the foregoing matters, in addition to possible actions by federal regulators and state officials, may be filed against BOIA and related parties in the future.

   Senior officers of the Bank One organization were present at the September 15, 2003 Board meeting, including the Chief Financial Officer of Banc One Investment Management Group and Senior Managing Director of BOIA, the Senior Managing Director and Chief Operating Officer of One Group Mutual Funds for Banc One Investment Management Group and a Senior Counsel from Bank One. The Board questioned these officers respecting the Canary Complaint and the allegations contained therein with respect to inappropriate market timing transactions which BOIA may have permitted in certain funds managed by it. In this regard, the Board focused particularly on (i) BOIA's operational, legal and compliance personnel, processes and procedures, (ii) the proposed application of those processes and procedures to the Fund, and (iii) the extent to which operational, legal and compliance staff would be dedicated to servicing the Fund. The Board considered that if BOIA were to be convicted of a felony or misdemeanor involving the purchase or sale of securities or be enjoined from acting as an investment advisor by a court of competent jurisdiction, BOIA, as well as any investment adviser controlled by it (including SC-R&M upon consummation of the Transaction) would, pursuant to section 9 of the Investment Company Act, be prohibited from acting as an investment adviser to a registered investment company. The Board also considered that even if BOIA or its affiliates were ever convicted of such an offense or so enjoined, the Securities and Exchange Commission ("Commission") is empowered, but not required, to issue an order that would permit BOIA and SC-R&M to continue acting as an investment adviser to registered investment companies notwithstanding section 9.

   As a factor in its determination, the Board also considered the extent to which the Fund's operational, legal and compliance functions would continue to be handled in a competent and effective manner. The Board noted that the Fund's legal and compliance function would likely be assumed by BOIA employees or employees of BOIA affiliates and questioned BOIA's representatives regarding their ability to devote adequate resources to the Fund in light of the allegations and lawsuits following the Canary Complaint. BOIA represented in this regard that sufficient resources will be dedicated to the Fund to insure that the operational, legal and compliance functions would be handled in a competent and effective manner.

   Other considerations. The Board inquired as to the impact of the Transaction on the Manager's personnel, facilities and financial capabilities. BOIA and the Manager represented in this regard that all of the members of the Manager's Portfolio Management Committee, currently comprised of Anthony R. Manno, Jr., Kenneth D. Statz and Kevin W. Bedell, will remain with the Manager. In addition, the Manager indicated that its ability to access BOIA's research and other resources may enhance its ability to manage the Fund. The Board questioned BOIA's representatives regarding the manner in which Bank One intends to promote the Fund and received assurances in this regard from BOIA that Bank One views the Fund as an important element of its distribution program. They also received assurances from BOIA and the Manager that the Transaction would not adversely affect the Manager's ability to fulfill its obligations under its respective agreements with the Fund or to operate its business in a manner consistent with past practices.

   The Board further considered: (i) the quality of the operations and services which have been provided to the Fund by the Manager and which are expected to continue to be provided after the Transaction, with no change in the Fund's fees or overall expense ratio, (ii) the financial, research and other resources of BOIA and its affiliates, and (iii) the benefits of continuity in the services to be provided under the New Advisory Agreement. Based upon its review, the Board determined that continuity and efficiency of portfolio management services after the Closing Date can best be assured by approving the New Advisory Agreement. The Board believes that the New Advisory Agreement will enable the Fund to continue to obtain investment advisory services of high quality at costs which it deems appropriate and reasonable under the circumstances and that approval of the New Advisory Agreement is in the best interests of the Fund and its Shareholders. Accordingly, the Board and the Independent Directors unanimously recommended approval of the New Advisory Agreement and its submission to Shareholders for their approval.

   Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser or any affiliated persons to receive any amount or benefit in connection with a change of control of the investment adviser to an investment company as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on investment company clients of the adviser as a result of the transaction, or any express or implied terms, conditions or understandings applicable to the transaction. The term "unfair burden" (as defined in the 1940 Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the 1940 Act) (an "Interested Person") of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from such an investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any other person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company. The Board of Directors of the Company has been advised that neither the Manager nor BOIA is aware of any circumstances arising from the Transaction that might result in an unfair burden being imposed on the Fund.

   The second condition of Section 15(f) is that during the three-year period after the transaction, at least 75% of each such investment company's board of directors must not be Interested Persons of the predecessor or successor investment adviser. The composition of the Company's Board of Directors currently satisfies this condition.

   The Interim Advisory Agreements. On September 15, 2003, at a meeting held in person, the Board of Directors, including all of the Independent Directors, by the unanimous vote of those present, approved the Company's entering into an interim advisory agreement with the Manager (the "Interim Advisory Agreement") with respect to the Fund, which will go into effect on the Closing Date, assuming that Shareholders have not yet approved the New Advisory Agreement. The Interim Advisory Agreement will terminate on the earlier of 150 days following the Closing Date or the date on which Shareholders approve the New Advisory Agreement. The Board of Directors determined that the scope and quality of services to be provided to the Fund under the Interim Advisory Agreement would be at least equivalent to the scope and quality of services provided under the Current Advisory Agreement. Interim Advisory Agreement contains substantially the same terms and conditions, including the fee to be received by the Manager, as the Current Advisory Agreement. The Interim Advisory Agreement further provides that the Board of Directors, or a majority of the Fund's outstanding voting securities, may terminate the Interim Advisory Agreement at any time, without payment of any penalty, on not more than 10 calendar days' written notice to the Manager. In the event that Shareholders do not approve the New Advisory Agreement, the Interim Advisory Agreement will remain in effect until its expiration or termination and the Board will take such action as it deems to be in the best interests of the Fund and its Shareholders, which may include soliciting shareholder approval for an investment advisory contract with a management company other than the Manager. Because the Purchase Agreement is not conditioned upon shareholder approval of the New Advisory Agreement, there is the possibility that BOIA could acquire the Manager without the manager being legally permitted to serve as the Fund's investment advisor.

   The Manager. The principal executive officers and director of the Manager and their principal occupations are respectively as follows: Anthony R. Manno Jr., President, Director and Managing Director; Kenneth D. Statz, Managing Director; Kevin W. Bedell, Senior Vice President; David E. Rosenbaum, Senior Vice President; Alexander K. Daggett, Vice President; Michael J. Heller, Controller, Treasurer and Secretary; and Mandy Traynor, Assistant Controller and Assistant Treasurer. The business address of the Manager and each of the foregoing individuals is 11 South LaSalle Street, 2nd Floor, Chicago, Illinois 60603.

   The following director or officers of the Company are also officers, employees, or a director of the Manager: Anthony R. Manno, Jr., Chairman of the Board of Directors, Managing Director and President; Kenneth D. Statz, Managing Director; Kevin W. Bedell, Senior Vice President; Alexander K. Daggett, Vice President--Client Services; Michael Heller, Treasurer, Controller and Assistant Secretary; and Mandy Traynor, Assistant Treasurer.

   Vote Required. The New Advisory Agreement must be approved by a majority of the outstanding voting securities of the Fund. Such a majority means the affirmative vote of the holders of (a) 67% or more of the shares of the Fund present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present, or (b) more than 50% of the outstanding shares of the applicable Fund, whichever is less.

   The Board unanimously recommends that Shareholders vote FOR approval of the New Advisory Agreement.

                         ADDITIONAL VOTING INFORMATION

   In the event that the necessary quorum to transact business or the vote required to approve or reject Proposal 1 described in this Proxy Statement is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the concerned Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote in favor of Proposal 1 and will vote against any such adjournment those shares which they are entitled to vote against Proposal 1.

   A "broker non-vote" is deemed to exist when a proxy card received from a broker indicates that the broker does not have discretionary authority to vote the shares on that matter. Abstentions and "broker non-votes" will be counted as present for purposes of determining a quorum and will have the same effect as a vote against Proposal 1.

                             SHAREHOLDER PROPOSALS

   The Company does not hold regular meetings of its Shareholders. Proposals of Shareholders of the Fund intended to be presented at the next meeting of Shareholders must be received a reasonable time before the Company begins to print and mail its proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

                            REPORTS TO SHAREHOLDERS

   The Fund's Annual Report for the fiscal year ended December 31, 2002 and Semi-Annual Report for the six-month period ended June 30, 2003 have been sent previously to Shareholders and are available without charge upon request: on the Internet by visiting http://www.securitycapital.com under "Real Estate Mutual Funds"--"View/Download Materials"; by telephone by calling Security Capital Real Estate Mutual Funds Incorporated toll-free at 1-800-SECURITY; by mail by writing to Security Capital Real Estate Mutual Funds Incorporated, Financial Operations, 11 South LaSalle Street, 2nd Floor, Chicago, IL 60603; or by e-mail by sending a request to mheller@securitycapital.com.

   To avoid sending duplicate copies of materials to households, the Company mails only one copy of the Fund's proxy statements and shareholder reports to Shareholders sharing an address on the Fund's records unless it has received contrary instructions from one or more of the Shareholders.

   If you want to receive multiple copies of these materials or request to receive only a single copy in the future, you may call the Fund at 1.888.SECURITY. You may also notify the Fund by writing to Security Capital Real Estate Mutual Funds Incorporated, Financial Operations, 11 South LaSalle Street, 2nd Floor, Chicago, IL 60603.

                          INTEREST OF CERTAIN PERSONS

   Anthony R. Manno, Jr., Chairman of the Board of Directors, Managing Director and President of the Company and Managing Director, Director and President of the Manager; Kenneth D. Statz, Managing Director of the Company and Managing Director of the Manager; and Kevin W. Bedell, Senior Vice President of the Company and Senior Vice President of the Manager have each entered into long-term agreements pursuant to which they will maintain their current positions with the Manager. The payments to which each will be entitled under these agreements will vary according to formulae based on, among other factors, the future earnings of the Manager.

   In addition, Messrs. Manno, Statz and Bedell and Alexander K. Daggett, Vice President--Client Services of the Company and Vice President of the Manager, are entitled to certain payments (the "Retention Incentive Payments") that will vary depending upon the number of the Manager's clients who express their intent to continue their investment relationship with the Manager following the Closing Date. If the Transaction is consummated and Shareholders approve the New Advisory Agreement, Mr. Manno will be entitled to receive an increase in his Retention Payments of approximately $250,000.

   The salary and bonuses Messrs. Manno, Statz, Bedell and Daggett will receive after the Closing Date are not expected to be significantly different from the compensation they currently receive. These arrangements are not expected, when taken in the aggregate, to have any adverse financial impact on the operations of the Manager and its services to the Corporation following the consummation of the Transaction.

   The Manager and certain of its directors, officers, and employees, including the Fund's portfolio managers, in addition to the individuals named above, may be deemed to have an interest in Proposal 1 described in this Proxy Statement to the extent that failure to approve it may affect its and their compensation. Such companies and persons may thus be deemed to derive benefits from the approvals by Shareholders of Proposal 1.

                                OTHER BUSINESS

   Management of the Company knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote all shares that they are entitled to vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors,

                                          Scott Richter,
                                          Secretary
November 24, 2003

                                                                      EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT

            Security Capital Real Estate Mutual Funds Incorporated

                   Security Capital U.S. Real Estate Shares

                                                             September 15, 2003

Security Capital Research & Management Incorporated
11 South LaSalle Street, Second Floor
Chicago, Illinois 60603

Dear Sirs:

   We, the undersigned Security Capital Real Estate Mutual Funds Incorporated ("Fund"), herewith confirm our agreement with you as follows:

   1. We are an open-end, non-diversified management investment company. Our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (portfolios), each having its own investment objective, policies and restrictions, without shareholder approval, all as more fully described in our prospectus and statement of additional information.

   We engage in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws and any representations made in our prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

   2. (a) We hereby employ you to manage the investment and reinvestment of Security Capital U.S. Real Estate Shares, a portfolio of the Fund ("Portfolio") as above specified and, without limiting the generality of the foregoing, to provide management, investment, advisory and other services specified below.

   (b) You will make decisions with respect to all purchases and sales of the portfolio securities of the Portfolio. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the Portfolio's assets. In all purchases, sales and other transactions in our portfolio securities you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

   (c) You will report to our Board of Directors at each meeting thereof all changes in the Portfolio since the prior report, and will also keep us in touch with important developments affecting the Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the Portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the Portfolio's securities as you may believe appropriate or as we reasonably may request. In making such purchases and sales of Portfolio securities, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation, the Investment Company Act of 1940 (the "Act") and the Securities Act of 1933, and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

   (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this Agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers.

   (e) Subject to our ability to obtain the required initial and periodic approvals under Section 15(c) the 1940 Act, you may retain an investment sub-adviser, at your own cost and expense, for the purpose of executing your duties hereunder. Your retention of an investment sub-adviser shall in no way reduce your responsibilities under this Agreement and you shall be responsible to us for all acts or omissions of such investment sub-adviser in connection with the performance of your duties hereunder.

   3. We propose to retain the services of an administrator, which shall be a firm acceptable to you, to administer all aspects of our operations except those which are your responsibility pursuant to this Agreement. We will bear the cost of and pay the fee of the administrator. Our initial Administrator will be Security Capital Research & Management Incorporated.

   4. It is further agreed that you shall pay the fees and expenses associated with the printing and mailing of the Fund's prospectus and statement of additional information, and any other sales literature, to parties other than existing shareholders. We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 6 hereof; (b) charges and expenses of our administrator, custodian, transfer, and dividend disbursing agent; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; (e) compensation of our officers, Directors and employees who do not devote any part of their time to your affairs or the affairs of your affiliates other than us; (f) costs of printing our prospectuses and stockholder reports; (g) costs of proxy solicitation; (h) costs of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and
(l) upon the approval of the Board of Directors, costs of your personnel or your affiliates rendering clerical, accounting and other office services.

   5. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistakes of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

   6. In consideration of the foregoing we will pay you a monthly fee at an annualized rate of .60 of 1% of the average daily net asset value of each class of the Portfolio's shares. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If this Agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.

   7. This Agreement shall become effective on the date it is approved by the vote of a majority of the Company's outstanding voting securities, as defined in the Act, and shall continue in effect until the second anniversary of the date hereof and may be continued for successive twelve-month periods with respect to the Portfolio provided that such continuance is specifically approved at least annually by the Board of Directors or by majority vote of the holders of the outstanding voting securities of such portfolio (as defined in the Act), and, in either case, by a majority of the Board of Directors who are not interested persons, as defined in the Act, of any party to this Agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this Agreement is not approved, you may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) or by a vote of a majority of the Board of Directors on 60 days' written notice to you, or by you on 60 days' written notice to us.
   8. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

   9. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

   10. This Agreement shall be construed in accordance with the laws of the State of Illinois, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

   If the foregoing is in accordance with your understanding, you will kindly so indicate by signing and returning to us the enclosed copy hereof.

                                          Very Truly Yours,

                                          SECURITY CAPITAL REAL ESTATE MUTUAL
                                            FUNDS INCORPORATED

                                          By: __________________________________
                                                      David T. Novick
                                                      General Counsel

   Agreed to and accepted as of the date first set forth above

SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED

By: ____________________________________________________________________________
                               Anthony R. Manno Jr.
                                    President

             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
                    SECURITY CAPITAL U.S. REAL ESTATE SHARES

               SPECIAL MEETING OF SHAREHOLDERS - JANUARY 16, 2004

                                      PROXY

         The undersigned hereby appoints Michael J. Heller and Scott Richter, or either of them, or any successor Treasurer or Secretary of Security Capital Real Estate Mutual Funds Incorporated, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Security Capital U.S. Real Estate Shares on January 16, 2004 at 10:00 a.m. Central Standard time at 11 South LaSalle Street, 2nd Floor, Chicago, Illinois, 60603, and at any adjournment thereof, on the proposal set forth in the Notice of Special Meeting of Shareholders dated November 24, 2003.

         This Proxy is solicited by the Board of Directors of Security Capital Real Estate Mutual Funds Incorporated. The Directors recommend a vote FOR the proposal listed on the reverse side hereof. The shares represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.


                        (Continued, and to be dated and signed on reverse side.)

1. TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED AND SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED ON BEHALF OF SECURITY CAPITAL U.S. REAL ESTATE SHARES.

            [_] FOR               [_] AGAINST                 [_] ABSTAIN

2. To transact such other business as may properly come before the meeting, or any adjournments thereof.

                   Please sign exactly as the name appears on the account. If the shares are registered in more than one name, each joint owner should sign. Fiduciaries should indicate their title. Only authorized officers should sign for corporations.

                   Dated:______________________________

                   ____________________________________
                                 (Signature)

                   ____________________________________
                                 (Signature)

IMPORTANT:   Please Mark, Sign, Date and Return the Proxy Card in the Enclosed
Envelope.

TO VOTE A PROXY BY TOUCHTONE TELEPHONE, CALL GEORGESON SHAREHOLDER TOLL-FREE:
1-866-850-1844.

CONTROL NUMBER: _____________________